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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  November 28, 1994



                          PANHANDLE EASTERN CORPORATION
________________________________________________________________________________
              (Exact name of registrant as specified in its charter)

    Delaware                       1-8157                        74-2150460
________________________________________________________________________________
(State or other               (Commission File                  (IRS Employer
jurisdiction of                    Number)                   Identification No.)
 incorporation)


5400 Westheimer Court, P.O. Box 1642, Houston, Texas              77251-1642
________________________________________________________________________________
      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number including area code:  (713) 627-5400
                                                    ____________________________


                                    N/A
________________________________________________________________________________
         (Former name or former address, if changed since last report)





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Item 5.  Other Events
         ____________

        Panhandle Eastern Corporation (the "Company") issued a press release on November 28, 1994, announcing the settlement of certain litigation relating to the transactions contemplated by the Agreement and Plan of Merger dated as of October 9, 1994, among the Company, a wholly-owned subsidiary of the Company and Associated Natural Gas Corporation. A copy of the press release and the Amendment to the Merger Agreement, the Amendment to the Stock Option Agreement and the Stipulation and Agreement of Compromise, Settlement & Release governing the settlement described therein are attached hereto as Exhibits 99.1 through 99.4, respectively, and are incorporated herein by reference.

Item 7(c).  Exhibits.
            _________

      99.1. Press Release dated November 28, 1994.

      99.2. Amendment to Agreement and Plan of Merger among the Company, Panhandle Acquisition Two, Inc. and Associated Natural Gas Corporation, dated as of November 28, 1994.

      99.3. Amendment to Stock Option Agreement between the Company and Associate Natural Gas Corporation, dated as of November 28, 1994.

      99.4. Stipulation and Agreement of Compromise, Settlement & Release dated November 28, 1994.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PANHANDLE EASTERN CORPORATION


                                       By: /s/ Carl B. King
                                           _________________________________
                                       Name:   Carl B. King
                                       Title:  Senior Vice President and
                                               General Counsel

Dated:  November 29, 1994





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                                 EXHIBIT INDEX

  EXHIBIT
  _______

  99.1. Press Release dated November 28, 1994.

  99.2. Amendment to Agreement and Plan of Merger among the Company, Panhandle Acquisition Two, Inc.
        and Associated Natural Gas Corporation, dated as of November 28, 1994.

  99.3. Amendment to Stock Option Agreement between the Company and Associated Natural Gas Corporation, dated as of November 28, 1994.

  99.4. Stipulation and Agreement of Compromise, Settlement & Release dated November 28, 1994.





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